Exhibit 99.1

Innovative Solutions & Support, Inc. Announces Third Quarter Fiscal 2021 Financial Results

08/11/2021

EXTON, Pa.--(BUSINESS WIRE)-- Innovative Solutions & Support, Inc. (“IS&S” or the “Company”) (NASDAQ: ISSC) today announced its financial results for the third quarter of fiscal 2021, ended June 30, 2021.

For the third quarter of fiscal 2021, the Company reported net sales of $6.2 million up 3% from the third quarter a year ago. The Company reported net income of $2.7 million, or $0.16 per share, which includes a $1.5 million tax benefit from the release of the deferred tax valuation allowance, up 108% from the third quarter of fiscal 2020.

Geoffrey Hedrick, Chairman and Chief Executive Officer of IS&S, said, “Revenues in the quarter were up both year-over-year, as well as sequentially from the second quarter of this year, as momentum builds. This growth was achieved during difficult times with the ongoing pandemic which is most encouraging and bodes well for the Company’s future.”

“We continue to expand in a number of our key markets. In air cargo conversions, demand remains robust for our Boeing 757 and 767 Flat Panel Display Systems, particularly from a premier on-line retailer, contributing to both our solid third quarter performance and growth in our backlog. OEM activity was also strong during the quarter, with an increase in the pace of autothrottle deliveries to Textron for the King Air. In fact, the August 2021 issue of Flying Magazine reviewed the King Air 360 and made it a point to feature our autothrottle with positive reviews. Flying Magazine called it ‘surely the star of the King Air 360’ from a pilot’s perspective, while Textron’s 360 technical marketing advisor and sales engineer called our autothrottle an ‘elegant little engineering solution.’ I’m pleased this highly respected aviation publication has validated the effort we have put into this groundbreaking control and safety solution for single-pilot aircraft. We look forward to building on our growing foundation of both retrofit and OEM programs as our strategy to create additional value for our shareholders.”

The Company’s cash on hand increased to $7.5 million on June 30, 2021, with net cash flows from operating activities of $1.5 million in the third quarter. Since September of 2020, nearly $20 million of cash has been distributed to shareholders while the Company remains in a strong financial position with significant liquidity and no debt.

New orders in the third quarter of fiscal 2021 were approximately $9.0 million and backlog as of June 30, 2021 increased 40% to $9.5 million, up from $6.7 million at March 31, 2021. New orders for the nine- month period ended June 30, 2021 were approximately $22.0 million. Backlog excludes potential future sole-source production orders from the Pilatus PC-24, Textron King Air and the KC-46A programs, which the Company expects to remain in production for approximately a decade. The Company expects that these contracts will add to production sales already in backlog.

Nine Months Results

Total sales for the nine months ended June 30, 2021 were $16.2 million up 6% from the nine months ended June 30, 2020. Net income for the nine months ended June 30, 2021 was $3.5 million, or $0.21 per share, up 75% from the first nine months of fiscal 2020. Net income in the first nine months of fiscal 2021 included $1.4 million of tax benefits, primarily those recognized in the third quarter as noted above.

Conference Call

The Company will be hosting a conference call on Thursday, August 12, 2021, at 11:00 a.m. ET to discuss these results and the Company’s business outlook and product development. Please use the following dial in number to register your name and company affiliation for the conference call: 877-270-2148 and ask to be joined into the Innovative Solutions & Support call. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEMs) and retrofit applications. The company supplies integrated Flight Management Systems (FMS), Auto-Throttle Systems and advanced GPS receivers for precision low carbon footprint navigation.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Solutions and Support, Inc.
Consolidated Balance Sheets

	June 30,	September 30,
	2021	2020
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$7,482,863	$12,603,967
Resticted cash	-	11,180,900
Accounts receivable	4,293,727	4,369,111
Inventories	4,838,811	4,291,335
Prepaid expenses and other current assets	697,329	675,109
Total current assets	17,312,730	33,120,422

Property and equipment, net	8,220,942	8,175,872
Deferred income taxes	1,331,928	-
Other assets	151,364	249,543
Total assets	$27,016,964	$41,545,837

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$936,042	$790,892
Dividend payable	-	11,180,900
Accrued expenses	1,543,487	1,361,960
Contract liability	1,528,694	313,365
Total current liabilities	4,008,223	13,647,117

Non-current deferred income taxes	-	129,689
Total liabilities	4,008,223	13,776,806

Commitments and contingencies

Shareholders' equity
Preferred stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at June 30, 2021 and September 30, 2020	$-	$-

Common stock, $.001 par value: 75,000,000 shares authorized, 19,342,823 and 19,310,835 issued at June 30, 2021 and September 30, 2020, respectively	19,343	19,311

Additional paid-in capital	51,771,014	51,458,787
(Accumulated deficit)	(7,413,079)	(2,340,530)
Treasury stock, at cost, 2,096,451 shares at June 30, 2021 and September 30, 2020	(21,368,537)	(21,368,537)
Total shareholders' equity	23,008,741	27,769,031
Total liabilities and shareholders' equity	$27,016,964	$41,545,837

Innovative Solutions and Support, Inc.
Consolidated Statements of Operations
(unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2021	2020	2021	2020
Net Sales	6,180,183	5,953,689	16,171,680	15,300,182

Cost of sales	2,825,681	2,559,016	7,348,364	7,008,691

Gross profit	3,354,502	3,394,673	8,823,316	8,291,491

Operating expenses:
Research and development	646,795	870,805	1,936,747	2,249,439
Selling, general and administrative	1,512,138	1,279,422	4,847,410	4,514,085
Total operating expenses	2,158,933	2,150,227	6,784,157	6,763,524

Operating income	1,195,569	1,244,446	2,039,159	1,527,967

Interest income	107	7,767	1,138	152,358
Other income	17,231	16,261	50,994	44,760
Income before income taxes	1,212,907	1,268,474	2,091,291	1,725,085

Income tax (benefit) expense	(1,473,014)	8,616	(1,443,352)	(300,786)

Net income	$2,685,921	$1,259,858	$3,534,643	$2,025,871

Net income per common share:
Basic	$0.16	$0.07	$0.21	$0.12
Diluted	$0.16	$0.07	$0.21	$0.12

Weighted average shares outstanding:
Basic	17,230,387	16,952,973	17,222,312	16,931,049
Diluted	17,231,438	17,087,275	17,223,908	17,097,414